EXHIBIT 10.36



                            Homestake Mining Company



_____________, 1999

(Salutation) (First Name) (Last Name)
(Company)
(Address 1)
(Address 2)
(City), (State), (Postal Code)

Re:  Option to Purchase Shares of $1.00 Par
     Value Common Stock of Homestake Mining Company


Dear (Salutation) (LastName):

Homestake Mining Company ("Company") hereby grants you an option to purchase (Options) shares of its $1.00 par value common stock at a price of $_____ per share on the following terms:

1. The option is intended to be a non-statutory option that does not satisfy the requirements of Section 422A of the Internal Revenue Code.

2. The option shall expire on the earlier of ___________, 2009 or the occurrence of the first of the following:

      a. Three months after the termination of your active employment with the company or any affiliate (as hereafter defined) for reason other than retirement, death, disability, or cause.

      b. Thirty-six months after termination of your active employment with the Company or any affiliate by retirement.

      c. Thirty-six months after the termination of your active employment with the Company or any affiliate by death or disability.

      d. Except as provided in paragraph 2.b. and 2.c., six months after termination of your active employment with the Company or any affiliate for any reason other than cause if you should die or become disabled within three months after such termination.

      e. Immediately upon termination of your active employment with the Company or any affiliate for cause, as determined by the Compensation Committee of the Board of Directors of the Company ("Committee").


         For purposes of this agreement, (i) affiliate includes any corporation or other form of enterprise in which the Company has, directly or indirectly, an ownership interest of 50% or more or


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equivalent  power to direct  the  management  and policy of such  enterprise  by contract or otherwise; (ii) if your employment with the Company or an affiliate terminates and immediately thereafter you become a consultant to the Company or an affiliate, such service may be treated as employment with the Company but only if the Committee in its sole discretion so determines; (iii) any determination by the Committee made in good faith shall be final unless clearly erroneous; and (iv) any determination by the Committee as to a matter reserved to the sole discretion of the Committee shall be final.

3. The option shall become exercisable in installments beginning ________, 2000 and on the same day of each of the next three years, as to 25% of the shares each year. To the extent not previously exercised, such installments shall accumulate and be exercisable, in whole or in part, at any time before expiration of the option.

4. Except as hereafter provided, if for any reason your active employment with the Company or any affiliates terminates before one or more installments become exercisable, the option shall be exercisable only as to any installments which became exercisable before termination and then only to the extent not previously exercised. Notwithstanding the foregoing:

         a. Upon your death or total and permanent disability occurring while employed, all installments shall be immediately exercisable to the extent not previously exercised; and

         b. If, within one year after a "Change of Control" (as defined in the Company's Change of Control Severance Plan as amended from time to time), your employment is terminated involuntarily for reasons other than death, disability or discharge for Good and Sufficent Cause (as defined in that Change of Control Severance
               Plan) or you voluntarily choose to terminate your employment for Good Reason (as defined in the Change of Control Severance Plan as amended from time to time), all installments shall be immediately exercisable to the extend not previously exercised.

5. Except as permitted by the Committee, the option is transferable by you only by will or the laws of descent or distribution. Except as permitted by the Committee, it may be exercised during your lifetime only by you or by your legal representative duly appointed by a court of competent jurisdiction. After your death, it may be exercised only by your executor or administrator or by persons who acquire it directly from you by bequest or inheritance or as permitted by the Committee.

6. If a dividend is declared on common stock of the Company payable in common stock, the unexercised shares shall be increased and the per share option price shall be decreased proportionately to reflect the dividend as the Committee may determine.

7. If any change is made in the common stock through merger, consolidation, reorganization, recapitalization, split-up, combination of shares, exchange of shares, change in corporate structure or otherwise or a stock dividend is payable in stock other than common stock, an appropriate adjustment shall be made for shares not previously exercised as to the number of any kind of securities or rights and the price per share as the Committee may determine.

8. You shall not be a stockholder, nor be entitled to any privileges of stock ownership, under this agreement until shares are actually issued and delivered to you.

9. a. The option may be exercised from time to time in accordance with this agreement by written notice signed and delivered by you or your legal representative (or after your death, by your executor, administrator, heir or legatee, as the case may be), or other permitted transferee to the Secretary of the Company at the Company's principal office.

         b. The notice shall state the number of shares as to which the option is exercised, the date of exercise and how the exercise price will be paid. The notice shall be accompanied by payment in cash or by delivery of a check, bank draft or money order, or, as more specifically provided in the Plan, by common stock duly endorsed for transfer or a combination thereof for the full exercise price. The fair market value of any common stock so delivered shall be the mean between the high and low sales price of the shares on the composite tape for New York Stock Exchange-listed securities on the day of exercise, or if no sales of shares of common stock shall have been reported on such composite tape on that day, then such amount as the Committee shall determine to be the fair market value on such day.

10. Before delivery of any shares, the Company shall determine the amount of federal and state income tax or other tax withholding required by law and you shall pay the Company such amount, to the extent not previously withheld.

11.      a.    Upon receipt of notice of exercise by the Company, this agreement shall become a contract for the purchase and sale of the shares specified in the notice and, except as herein provided, neither you nor the Company shall have the right to terminate or rescind the contract. The Company shall tender the shares within a reasonable time.

         b. If the Committee determines that any law or regulation or requirement of any securities exchange requires the Company to take any action before issuance or delivery of shares or prohibits or delays their issuance or delivery then the date for payment, issuance and delivery, shall be extended for the period necessary to take such action, or during the period of such prohibition or limitation delay.

12. In the event of certain corporate transactions or changes of control, the option may become immediately exercisable in accordance with the terms of the Plan.

13. By exercising the option, you agree that you are acquiring the shares for investment and will not transfer any shares in violation of applicable federal and state securities laws. Any shares delivered under this agreement may bear such legends and may be subject to such restrictions on transfer as the Committee determines to be necessary or appropriate. You agree to execute such agreements as to transfer of such shares as the Committee may deem advisable. You agree that the Company shall not be required to register any shares acquired by you and that you may be required to hold such shares indefinitely in the absence of registration or an exemption from registration under federal and state securities laws. You agree that any shares purchased by you may be issued in the name of you and your spouse if you then or recently lived in a community property state.

14. This agreement incorporates the Plan by reference. In the event of a conflict between the terms of this agreement and the Plan, the Plan, as interpreted and administered by the Committee, shall prevail.


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15.      The option may be exercised  only as to whole  shares.  No  fractional shares will be issued or delivered.



Please indicate your acceptance of the foregoing by signing the agreement and returning it to the Company in the enclosed envelope.


                                            Very truly yours,

                                            HOMESTAKE MINING COMPANY



                                         By_______________________________
                                           Jack E. Thompson,Chairman,
                                           President & Chief Executive Officer


Acceptance and Agreement:

The foregoing agreement is hereby accepted by me as of ___________ (date).




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(Signature )